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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                          ________________________

                                  FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                           MIPS TECHNOLOGIES, INC.
                           -----------------------
           (Exact name of registrant as specified in its charter)


            DELAWARE                                  77-0322161
            --------                                  ----------
(State of Incorporation or organization)    (IRS Employer Identification No.)


2011 NORTH SHORELINE BLVD. MOUNTAIN VIEW, CALIFORNIA        94043
------------------------------------------------------      -----
      (Address of principal executive offices)            (Zip Code)


If this Form relates to the                     If this Form relates to the
registration of a class of                      registration of a class
securities pursuant to Section                  of securities pursuant to
12(b) of the Exchange Act and is                Section 12(g) of the Exchange
effective pursuant to General                   Act and is effective pursuant
Instruction A.(c), please check                 to General Instruction A.(d),
the following box. [ ]                          please check the following box.
                                                [X]

Securities Act registration statement file number to which this form relates:
  333-50643
  ---------

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class            Name of Each Exchange on Which
         to be so Registered            Each Class is to be Registered
         ---------------------          ------------------------------
                NONE                                  NONE

Securities to be registered pursuant to Section 12(g) of the Act:


                    COMMON STOCK, PAR VALUE $0.001 PER SHARE
                    ----------------------------------------
                                (Title of Class)
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.001 per share (the "Common Stock"), of MIPS Technologies, Inc., a Delaware corporation (the "Registrant"). The description of the Common Stock to be registered hereunder set forth under the caption "Description of Capital Stock" beginning on page 69 of the Registrant's Registration Statement on Form S-1 (File No. 333-50643) (the "Registration Statement"), filed with the Securities and Exchange Commission, as amended, is incorporated herein by reference.

ITEM 2.   EXHIBITS.

          The following documents are included as Exhibits to the Registration Statement and incorporated herein by reference:

          (a) Form of Certificate of Incorporation of the Registrant

          (b) Form of By-laws of the Registrant

          (c) Specimen certificate representing the Common Stock
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         MIPS TECHNOLOGIES, INC.
                                              (Registrant)


Date: June 17, 1998                      By:     /s/ Kevin C. Eichler
                                            ----------------------------------
                                         Name: Kevin C. Eichler
                                         Title: Chief Financial Officer